UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, 7th Floor
New York, NY 10036

(Address of principal executive offices)

(212) 257-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2018, Sutherland Asset Management Corporation (the “Company”), Sutherland Partners, L.P. (the “Operating Partnership”) and Waterfall Asset Management, LLC entered into three separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (each, individually, a “Placement Agent” and collectively, the “Placement Agents”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000 (the “Shares”), through the Placement Agents either as agents or principals.

Subject to the terms and conditions of the Equity Distribution Agreements, the Placement Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Equity Distribution Agreements. Sales of the Company’s common stock, if any, made under the Equity Distribution Agreements may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.

Under the terms of the Equity Distribution Agreements, the Company may also sell Shares to a Placement Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to a Placement Agent as principal, it will enter into a separate terms agreement with the Placement Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to contribute the net proceeds from the offering to the Operating Partnership which in turn will use the net proceeds from the offering to originate or acquire the Company’s target assets and for general corporate purposes. Each Equity Distribution Agreement provides that the applicable Placement Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as Placement Agent under the applicable Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreements, and may at any time suspend solicitation and offers under the Equity Distribution Agreements.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-219213). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated August 31, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Equity Distribution Agreements contain customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Equity Distribution Agreements are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 31, 2018, by and among Sutherland Asset Management Corporation, Sutherland Partners, L.P., Waterfall Asset Management, LLC and JMP Securities LLC

1.2	Equity Distribution Agreement, dated August 31, 2018, by and among Sutherland Asset Management Corporation, Sutherland Partners, L.P., Waterfall Asset Management, LLC and Keefe, Bruyette & Woods, Inc.

1.3

Equity Distribution Agreement, dated August 31, 2018, by and among Sutherland Asset Management Corporation, Sutherland Partners, L.P., Waterfall Asset Management, LLC and Raymond James & Associates, Inc.

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

Date: September 4, 2018